Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”.)

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of HVII and ONE Nuclear, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). HVII has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2026, assumes that the Business Combination occurred on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025, assume that the Business Combination occurred on January 1, 2025, the beginning of the earliest periods presented.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New ONE Nuclear’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of New ONE Nuclear. The actual financial position and results of operations of New ONE Nuclear may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of HVII was derived from the unaudited financial statements of HVII as of and for the six months ended June 30, 2026 and the audited financial statements of HVII for the year ended December 31, 2025, which are incorporated by reference. The historical financial information of ONE Nuclear was derived from the unaudited financial statements of ONE Nuclear as of and for the six months ended June 30, 2026 and the audited financial statements of ONE Nuclear for the period from February 10, 2025 (inception) through December 31, 2025, which are incorporated by reference. This information should be read together with HVII’s and ONE Nuclear’s historical financial statements, and related notes, the sections titled “HVII Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “ONE Nuclear Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information, which are incorporated by reference.

Description of the Business Combination, Consideration and Conversion of Securities

On October 22, 2025, HVII, Merger Sub and ONE Nuclear entered into the Business Combination Agreement. On September 23, 2026, the Business Combination was consummated.

Pursuant to the terms of the Business Combination Agreement, among other things, following the Domestication, Merger Sub merged with and into ONE Nuclear, with ONE Nuclear surviving the Merger as a wholly owned subsidiary of HVII. ONE Nuclear is an independent developer of large-scale energy solutions powered by natural gas and advanced nuclear small modular reactor (SMR) technologies. Pursuant to the terms of the Business Combination Agreement, the aggregate consideration paid to the ONE Nuclear Members at the Closing was in the form of stock, comprised of newly issued shares of New ONE Nuclear Common Stock. Pursuant to the formula set forth in the Business Combination Agreement, the number of shares of New ONE Nuclear Common Stock issued to the ONE Nuclear Members at the Closing was 94,253,842 .

In addition, the ONE Nuclear Members are entitled to receive up to an aggregate of 13.0 million additional shares of New ONE Nuclear Common Stock in contingent consideration, subject to the achievement of certain share price milestones, as described below.

At the Closing, by virtue of the Merger and without any action on the part of HVII, Merger Sub, ONE Nuclear or any holder of securities of any of the foregoing:

(a)	Each ordinary membership unit of ONE Nuclear (each a “ONE Nuclear Unit”), that was owned by HVII, Merger Sub or ONE Nuclear (in treasury or otherwise) immediately prior to the Closing (each, an “Excluded Unit”) was cancelled and ceased to exist and no consideration was delivered in exchange therefor; and

(b)	each ONE Nuclear Unit that was issued and outstanding immediately prior to the Closing (other than Excluded Units) was cancelled and converted into the right to receive:

(i)	a number of shares of New ONE Nuclear Common Stock (the “Per Unit Base Consideration”) equal to (x) $1.00 billion divided by (y) the redemption price per HVII Public Share (calculated by dividing the aggregate amount on deposit in the Trust Account, including interest earned thereon (net of taxes payable), by the number of HVII Public Shares), and further divided by (z) the sum of the aggregate issued and outstanding ONE Nuclear Units, whether vested or unvested, and the aggregate number of ONE Nuclear Units issuable, exercisable, exchangeable or convertible into ONE Nuclear Units (on an as-converted basis) (the “ONE Nuclear Fully Diluted Capital”); and

(ii)	subject to the vesting conditions specified in Section 2.03 of the Business Combination Agreement, a number of shares of New ONE Nuclear Common Stock equal to the applicable number of Earnout Shares divided by the ONE Nuclear Fully Diluted Capital (the “Per Unit Earnout Consideration”);

provided that the Per Unit Base Consideration and the Per Unit Earnout Consideration received in respect of a ONE Nuclear Unit subject to vesting or forfeiture provisions continue to have, and be subject to, the same vesting and forfeiture provisions applicable to such ONE Nuclear Unit immediately prior to the Closing.

In addition, all of Merger Sub’s outstanding membership interests immediately prior to the Closing were automatically cancelled and converted into validly issued, fully paid and non-assessable membership interests of ONE Nuclear, which membership interests constituted the only outstanding membership interests in ONE Nuclear. Upon closing of the Merger, ONE Nuclear became a direct, wholly-owned subsidiary of HVII, and HVII is a publicly traded company operating under the name “ONE Nuclear Energy Inc.”

The Domestication

Prior to the Closing on the Closing Date, the following events occurred in connection with HVII changing its jurisdiction of organization from the Cayman Islands to Delaware:

(a) each then issued and outstanding Class B Ordinary Share of HVII, par value $0.0001 per share converted automatically, on a one-for-one basis, into one Class A Ordinary Share of HVII, par value $0.0001 per share;

(b) immediately after the Sponsor Share Conversion, HVII transferred by way of continuation and deregistration from the Cayman Islands and domesticated as a Delaware corporation; and

(c) in connection with, and after giving effect to, the Domestication, (i) each then issued and outstanding Class A Ordinary Share converted automatically, on a one-for-one basis, into one share of HVII Domesticated Common Stock, par value $0.0001 per share, (ii) each then issued and outstanding right of HVII converted automatically into a right to acquire one-twelfth (1/12) of one share of HVII Domesticated Common Stock at Closing, and (iii) each then issued and outstanding unit of HVII was cancelled and one share of HVII Domesticated Common Stock and one Domesticated HVII Right were issued in respect thereof.

Earnout Shares

During the time period beginning on the date that is the first anniversary of the Closing Date and ending on the date that is the third anniversary of the Closing Date (the “Earnout Period”), New ONE Nuclear will issue up to 13.0 million additional shares of New ONE Nuclear Common Stock as contingent consideration to the ONE Nuclear Members, subject to the achievement of certain share price milestones as follows below:

(a)	4,333,334 Earnout Shares if the closing sale price of one share of New ONE Nuclear Common Stock as reported on Nasdaq (or the exchange on which the shares of New ONE Nuclear Common Stock are then listed) is greater than or equal to $12.50 per share for a period of at least twenty (20) days out of thirty (30) consecutive trading days ending on the trading day immediately prior to the date of determination;

(b)	4,333,333 Earnout Shares if the closing sale price of one share of New ONE Nuclear Common Stock as reported on Nasdaq (or the exchange on which the shares of New ONE Nuclear Common Stock are then listed) is greater than or equal to $15.00 per share for a period of at least twenty (20) days out of thirty (30) consecutive trading days ending on the trading day immediately prior to the date of determination; and

(c)	4,333,333 Earnout Shares if the closing sale price of one share of New ONE Nuclear Common Stock as reported on Nasdaq (or the exchange on which the shares of New ONE Nuclear Common Stock are then listed) is greater than or equal to $17.50 per share for a period of at least twenty (20) days out of thirty (30) consecutive trading days ending on the trading day immediately prior to the date of determination.

If, during the Earnout Period, there is a Change of Control (as defined in the Business Combination Agreement) of New ONE Nuclear pursuant to which New ONE Nuclear or its stockholders have the right to receive consideration implying a value per share of New ONE Nuclear Common Stock after giving effect to the issuance of any shares of New ONE Nuclear Common Stock pursuant to the earnout provision described above:

(a)	less than $12.50, then no further shares of New ONE Nuclear Common Stock will be issuable under the earnout provisions described above;

(b)	greater than or equal to $12.50 but less than $15.00, then (A) immediately prior to such Change of Control, New ONE Nuclear will issue 4,333,334 shares of New ONE Nuclear Common Stock to the ONE Nuclear Members (less any Earnout Shares issued prior to such Change of Control) and (B) thereafter, no further Earnout Shares will be issuable;

(c)	greater than or equal to $15.00 but less than $17.50, then (A) immediately prior to such Change of Control, New ONE Nuclear will issue 8,666,667 shares of New ONE Nuclear Common Stock to the ONE Nuclear Members (less any Earnout Shares issued prior to such Change of Control) and (B) thereafter, no further Earnout Shares will be issuable; and

(d)	greater than or equal to $17.50, then (A) immediately prior to such Change of Control, New ONE Nuclear will issue 13,000,000 shares of New ONE Nuclear Common Stock to the ONE Nuclear Members (less any Earnout Shares issued prior to such Change of Control) and (B) thereafter, no further Earnout Shares will be issuable.

As the foregoing earnout arrangement involves a variable number of shares based on stock price and a change-of-control occurrence, equity classification is precluded under ASC 815-40. Therefore, management determined it to be classified as a liability, initially measured at fair value and subsequently remeasured through earnings until settlement.

The following table sets out share ownership of New ONE Nuclear following the consummation of the Business Combination:

	Shares	%
HVII Public Shareholders(1)	1,787,201	1.7%
HVII Sponsor, officers and directors	6,874,999	6.4%
HVII IPO Underwriters	355,834	0.3%
New Circle	4,987,103	4.6%
ONE Nuclear Members	94,253,842	87.0%
Total(2)	108,258,979	100.0%

(1)	Includes 1,583,333 HVII Public Rights Shares.
(2)	Figures presented on a non-diluted basis to exclude the dilutive effect of Earnout Shares and the Incentive Plan.

Accounting Treatment

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although HVII acquired all of the outstanding equity interests of ONE Nuclear in the Business Combination, HVII was treated as the “acquired” company and ONE Nuclear was treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination was treated as the equivalent of ONE Nuclear issuing stock for the net assets of HVII, accompanied by a recapitalization. The net assets of HVII were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of ONE Nuclear. As an accounting acquirer, the financial statements of ONE Nuclear were stated at historical cost.

ONE Nuclear was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	The ONE Nuclear Members have the greatest voting interest in New ONE Nuclear;

●	The ONE Nuclear Members have the ability to control decisions regarding election and removal of directors and officers of New ONE Nuclear;

●	ONE Nuclear comprises the ongoing operations of New ONE Nuclear; and

●	ONE Nuclear’s existing senior management is the senior management of New ONE Nuclear.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2026, and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025, are based on the unaudited and audited historical financial statements of HVII and ONE Nuclear. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information and include immaterial rounding differences.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
June 30, 2026
(in thousands, except share and per share data)

	(1) ONE Nuclear (Historical)	(2) HVII (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$3	$259	$1,706	(D)	$1,915
			(53	)(G)

Note receivable	-	317	(317	)(P)	-
Prepaid expenses	-	47	687	(G)	734
Total Current Assets	3	623	2,023		2,649

Marketable securities held in Trust Account	-	200,141	(199,695	)(B)	-
			1,442	(C)
			(1,706	)(D)
			(82	)(E)
			(100	)(F)
Total Assets	$3	$200,764	$(198,118)		$2,649

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	$2,272	$106	$13,662	(G)	$16,040

Accrued offering costs	-	25	-		25
Notes payable – B. Riley	167	-	(100	)(F)	67
Notes payable	300	-	(300	)(P)	-

Total Current Liabilities	2,739	131	13,262		16,132
Deferred legal fees	-	3,635			3,635
Deferred underwriting fee payable	-	7,600	(7,600	)(E)	-
Earnout Shares liability	-	-	106,081	(N)	106,081
Total Liabilities	2,739	11,366	111,743		125,848

HVII Class A ordinary shares subject to possible redemption, 19,000,000 shares at redemption value	-	200,141	(199,421	)(B)	-
			1,442	(C)
			(2,162	)(K)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
June 30, 2026 — (Continued)
(in thousands, except share and per share data)

	(1) ONE Nuclear (Historical)	(2) HVII (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Stockholders’ Deficit
HVII Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	-	-	-		-
HVII Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 690,000 shares issued and outstanding (excluding 19,000,000 shares subject to possible redemption)	-	-	1	(A)	-
			-	(B)
			-	(K)
			(1	)(L)

HVII Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 6,333,333 shares issued and outstanding	-	1	(1	)(A)	-
ONE Nuclear membership interests, 10,000,000 shares authorized, issued and outstanding	-	-	-	(H)	-
HVII Domesticated Common Stock, $0.0001 par value	-	-	9	(H)	10
			1	(L)
			-	(M)
Additional paid-in capital	43	-	(274	)(B)	-
			7,518	(E)
			(13,028	)(G)
			(9	)(H)
			1,119	(I)
			(11,863	)(J)
			2,162	(K)
			-	(M)
			(106,081	)(N)
			120,413	(O)

Accumulated deficit	(2,779)	(10,744)	(1,119	)(I)	(123,209)
			11,863	(J)
			(120,413	)(O)
			(17	)(P)
Total Stockholders’ Deficit	(2,736)	(10,743)	(109,720)		(123,199)
Total Liabilities, and Stockholders’ Deficit	$3	$200,764	$(198,118)		$2,649

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(1)	Derived from the unaudited balance sheet of ONE Nuclear as of June 30, 2026.

(2)	Derived from the unaudited balance sheet of HVII as of June 30, 2026.

(A)	Represents the conversion of HVII Class B Ordinary Shares into HVII Class A Ordinary Shares on a one-for-one basis.

(B)	Reflects the redemption of 13,809,029 HVII Class A Ordinary Shares for aggregate redemption payments of $146.5 million at a redemption price of approximately $10.61 per share, net of 4,987,103 HVII Class A Ordinary Shares purchased by the New Circle.

(C)	Reflects the transfer of marketable securities held in the Trust Account to cash.

(D)	Reflects the income earned on the marketable securities held in Trust Account subsequent to June 30, 2026.

(E)	Reflects the settlement of approximately $7,600,000 of deferred underwriting commissions payable by cash upon the Closing of the Business Combination to the underwriters of the IPO pursuant to that certain underwriting agreement, dated January 16, 2025, by and between HVII and Cohen & Company Capital Markets.

(F)	Reflects the repayment of $0.1 million of the B. Riley note payable.

(G)	Represents transaction costs incurred by ONE Nuclear of approximately $14.5 million. These costs are accounted for as a reduction in the combined cash account with a corresponding reduction in additional paid-in capital consistent with the treatment described in SEC Staff Accounting Bulletin Topic 5.A. These transaction costs will not recur in New ONE Nuclear’s income beyond 12 months after the transaction.

Of the $14.5 million transaction costs, $0.1 million have been paid and $0.7 million have been accrued as of the pro forma balance sheet date. $0.7 million is related to D&O insurance and is included as an adjustment to prepaid expenses. The amount includes the third party advisory fees, which is a fixed fee of $12.0 million. The amount of $13.0 million, including $12.0 million third party advisory fees, is included as an adjustment to additional paid-in capital.

(H)	Represents the issuance of 94,253,842 shares of New ONE Nuclear Common Stock to the ONE Nuclear Members at the Closing of the Business Combination.

(I)	Represents the recognition of the share-based compensation related to the 1,130,000 shares granted to HVII’s CFO, COO, and its independent directors.

(J)	Represents the elimination of HVII’s historical accumulated deficit after recording the share-based compensation as described in Adjustment (I) above.

(K)	Reflects the reclassification of 203,868 HVII Public Shares subject to possible redemption to permanent equity.

(L)	Represents the conversion of 12,364,304 HVII Class A Ordinary Shares into the same number of shares of New ONE Nuclear Common Stock.

(M)	Represents the issuance of 1,583,333 shares of New ONE Nuclear Common Stock underlying the HVII Public Rights and 57,500 shares of New ONE Nuclear Common Stock underlying the HVII Private Placement Rights.

(N)	Reflects the estimated fair value of the Earnout Shares liability based on the assumptions used in the valuation. Changes in those assumptions could result in different fair value measurement and therefore could have affected the amounts presented in the pro forma financial information. Because the Earnout Shares are accounted for as a liability and remeasured at fair value at each reporting date, changes in assumptions used in the valuation model may result in significant non-cash gains or losses in future periods, which could materially affect the future combined results of operations.

The Earnout Shares were valued using a Monte Carlo simulation. Below are the significant assumptions used in the simulation:

Stock price:	$9.08
Volatility:	120.0%
Term:	3.0
Risk-free rate:	4.8%

(O)	Represents the reclassification among equity to avoid negative additional paid-in capital.

(P)	Represents the elimination of the intercompany note receivable and note payable.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2026

(in thousands, except share and per share data)

	(1) ONE Nuclear (Historical)	(2) HVII (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Operating Expenses
General and administrative expenses	$1,720	$1,868	$(303	)(BB)	$3,285
Total operating expenses	1,720	1,868	(303)		3,285

Operating Loss	(1,720)	(1,868)	303		(3,285)

Other income (expense)
Interest earned on cash equivalents	-	6	-		6
Interest earned on cash held in Trust Account	-	3,353	(3,353	)(AA)	-
Interest expense	(82)	-	-		(82)
Total other (expense) income, net	(82)	3,359	(3,353)		(76)
Net (loss) income	$(1,802)	$1,491	$(3,050)		$(3,361)
Basic and diluted net loss per member unit	$(0.18)
Basic and diluted net income per ordinary share, Class A ordinary shares		$0.06
Basic and diluted net income per ordinary share, non-redeemable Class A ordinary shares		$0.06
Basic and diluted net income per ordinary share, Class B ordinary shares		$0.06
Weighted average number of shares outstanding, basic and diluted					108,258,979
Net loss per share, basic and diluted					$(0.03)

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

(1)	Derived from the unaudited condensed statement of operations of ONE Nuclear for the six months ended June 30, 2026.

(2)	Derived from the unaudited statement of operations of HVII for the six months ended June 30, 2026.

(AA)	Represents an adjustment to eliminate interest earned on cash held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2025, the beginning of the earliest periods presented.

(BB)	Represents an adjustment to eliminate administrative service fees and officer and consultant fees that will cease at the Business Combination.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

(in thousands, except share and per share data)

	(1) ONE Nuclear (Historical)	(2) HVII (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Operating Expenses
General and administrative expenses	$972	$3,657	$(696	)(BB)	$3,933

Total operating expenses	972	3,657	(696)		3,933

Operating Loss	(972)	(3,657)	696		(3,933)

Other income
Interest earned on cash equivalents	-	51	-		51
Interest earned on cash held in Trust Account	-	7,293	(7,293	)(AA)	-
Interest expense	(4)	-	-		(4)
Total other income, net	(4)	7,344	(7,293)		47
Net income (loss)	$(976)	$3,687	$(6,597)		$(3,886)
Basic and diluted net loss per member unit	$(0.10)
Basic and diluted net income per ordinary share, Class A ordinary shares		$0.15
Basic and diluted net income per ordinary share, non-redeemable Class A ordinary shares		$0.15
Basic and diluted net income per ordinary share, Class B ordinary shares		$0.15
Weighted average number of shares outstanding, basic and diluted					108,258,979
Net loss per share, basic and diluted					$(0.04)

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

(1)	Derived from the audited condensed statement of operations of ONE Nuclear for the period from February 10, 2025 (inception) through December 31, 2025.

(2)	Derived from the audited statement of operations of HVII for the year ended December 31, 2025.

(AA)	Represents an adjustment to eliminate interest earned on cash held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2025, the beginning of the earliest periods presented.

(BB)	Represents an adjustment to eliminate administrative service fees and officer and consultant fees that will cease at the Business Combination.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP as ONE Nuclear was determined to be the accounting acquirer, primarily due to the fact that the ONE Nuclear Members continue to control New ONE Nuclear. Under this method of accounting, although HVII acquired all of the outstanding equity interests of ONE Nuclear in the Business Combination, HVII was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of ONE Nuclear issuing stock for the net assets of HVII, accompanied by a recapitalization. The net assets of HVII were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of ONE Nuclear.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026, assumes that the Business Combination and related transactions occurred on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025 present pro forma effect to the Business Combination as if it had been completed on January 1, 2025, the beginning of the earliest periods presented.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026, has been prepared using, and should be read in conjunction with, the following:

●	HVII’s unaudited balance sheet as of June 30, 2026 and the related notes for the six months ended June 30, 2026, incorporated by reference; and

●	ONE Nuclear’s unaudited balance sheet as of June 30, 2026 and the related notes for the six months ended June 30, 2026, incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026, has been prepared using, and should be read in conjunction with, the following:

●	HVII’s unaudited statement of operations for the six months ended June 30, 2026, and the related notes, incorporated by reference; and

●	ONE Nuclear’s unaudited statement of operations for the six months ended June 30, 2026, and the related notes, incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, has been prepared using, and should be read in conjunction with, the following:

●	HVII’s audited statement of operations for the year ended December 31, 2025, and the related notes, incorporated by reference; and

●	ONE Nuclear’s audited statement of operations for the period from February 10, 2025 (inception) through December 31, 2025, and the related notes, incorporated by reference.

As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that HVII believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. HVII believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position of New ONE Nuclear would have been had the Business Combination taken place on the dates indicated, nor is it indicative of the future consolidated results of operations or financial position of New ONE Nuclear. It should be read in conjunction with the historical financial statements and notes thereto of HVII and ONE Nuclear.

Accounting Policies

Upon consummation of the Business Combination, management of New ONE Nuclear performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management of New ONE Nuclear did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the Transaction Accounting Adjustments and present the Management’s Adjustments. HVII has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to include all necessary Transaction Accounting Adjustments pursuant to Article 11 of Regulation S-X, including those that are not expected to have a continuing impact.

The unaudited and audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to Transaction Accounting Adjustments that reflect the accounting for the transaction under GAAP.

The pro forma combined statements of operations do not reflect a provision for income taxes or any amounts that would have resulted had New ONE Nuclear filed consolidated income tax returns during the periods presented. The pro forma condensed combined balance sheet does not reflect the deferred taxes of New ONE Nuclear as a result of the Business Combination. Because New ONE Nuclear is expected to record a valuation allowance against its U.S. federal and state deferred tax assets due to uncertainty regarding their recoverability, no pro forma tax provision has been reflected.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares of New ONE Nuclear Common Stock outstanding, assuming the Business Combination occurred on January 1, 2025, the beginning of the earliest periods presented.

(in thousands, except share and per share data)	June 30, 2026
Net loss	$(3,361)
Stockholders’ deficit	(123,199)
Weighted average shares outstanding of common stock(1)	108,258,979
Net loss per common share, basic and diluted	$(0.03)
Book deficit per share	$(1.14)

(1)	For the purposes of calculating diluted earnings per share, all the 13,000,000 Earnout Shares should have been assumed to have been issued. However, since this results in anti-dilution, the effect of such issuance was not included in calculation of diluted loss per share.